+MEDIA CONTACTS:
Telkonet Investor Relations
414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet, Inc. Announces 2013 Second Quarter Financial Results

Teleconference & Webcast to be Held Today at 4:30 pm ET

August 14, 2013: Milwaukee, WI – Telkonet, Inc. (OTC BB: TKOI), whose complementary business divisions include EcoSmart, an energy management technology platform featuring Recovery Time™ technology and EthoStream, one of the largest high-speed Internet access (“HSIA”) providers in the world, announced today financial results for its fiscal 2013 second quarter ended June 30th, 2013.

Telkonet management will hold a teleconference and webcast to discuss these results with the financial community today, Wednesday August 14th at 4:30 pm ET/3:30 pm CT.

“While we are very pleased with our growth performance as evidenced by our quarter-over-quarter increasing revenue, the second quarter was also about the considerable momentum that our energy management technology is gaining throughout the industry,” stated Jason Tienor, CEO of Telkonet.

“As early as twelve months ago, a significant portion of our business came from the hospitality industry; however, we now have multiple revenue channels that contain major opportunities in the educational, military, healthcare and public housing markets.  Combined with the strategic relationships that we have entered into and the new ones that we continue to develop, I believe the outlook for continuing growth is extremely positive.  As we enter the second half of 2013 and beyond, our focus remains on not only increasing revenue and market share, but also executing our business model profitably,” added Tienor.

Corporate Highlights for the Second Quarter Ended June 30, 2013

-	Surpassed 10,000 higher education dormitory room installations of EcoSmart energy management system
-	Secured $2.0 million revolving line of credit, enabling simultaneous, multi-project engagements
-	EthoStream appointed Preferred HSIA Partner for Twenty Four Seven Hotel property group
-	Expanded and updated its HSIA technology installation with Red Lion Hotel Corporation
-	Signed strategic technology integration partnership with Islandaire, the fastest-growing specialty air-conditioner manufacturer in the United States

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

Summary of Financial Results for the Second Quarter Ended June 30, 2013

Revenue for the three months ended June 30th, 2013 was $3.6 million, an increase of 15% compared to revenue of $3.1 million for the three months ended March 31, 2013. Revenue for the six months ended June 30th, 2013 was $6.7 million, an increase of 25% compared to revenue of $5.4 million for the six months ended June 30th, 2012.

For the second quarter of fiscal 2013, Telkonet reported a net loss of $0.6 million, or a net loss of $0.5 million on an adjusted EBITDA basis as compared to net income of $0.2 million, or $0.4 million on an adjusted EBITDA basis for the three-month period ended June 30th, 2012.  The reduction in net income was a result of deliberate and continuing expansion of the Company’s infrastructure as it continues to deliver superior technology to its core markets and manage revenue growth in the expanding energy management industry.

The Company’s working capital deficit (current liabilities in excess of current assets) was $0.7 million as of June 30th 2013.  This represents an improvement of $0.4 million or 33% from a working capital deficit of $1.1 million at June 30th, 2012.

Teleconference and Webcast

Date:  Wednesday, August 14th, 2013
Time:  4:30 p.m. Eastern Time (3:30 p.m. CT, 1:30 p.m. PT)
Investor Dial-In (Toll Free):  877-407-0782
Investor Dial-In (International):  201-689-8567
Live Webcast: http://www.investorcalendar.com/IC/CEPage.asp?ID=171438

A replay of the teleconference will be available until August 28th, 2013, which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415 if calling internationally.  Please enter conference ID # 419072 to access the replay.

NON-GAAP Financial Measures
This release contains a reconciliation of adjusted EBITDA to net income (loss), the most directly comparable GAAP measure.

The Company, as is common in its industry, uses adjusted EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Since an outside investor may base their evaluation of the Company’s performance based on the Company’s net income (loss) and not its cash flows, there is a limitation to the adjusted EBITDA measurement. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense. In assessing the overall health of its business for the years ended December 31, 2013 and 2012 and the six months ended June 30, 2013, the Company excluded items in the following general category described below:

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

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Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous year.

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Gain on sale of product line: In the first quarter of 2011, the Company sold its Series 5 Power Line Carrier product line and related business assets under an Asset Purchase Agreement (“APA”). Per the APA, the Company signed an unsecured Promissory Note due to the Purchaser. The note contains certain earn-out provisions that encompass both the Company’s and the Purchaser’s revenue volumes. In the second quarter 2013 and 2012, the Company recorded a gain associated with the earn-out provision. The Company does not consider these ongoing transactions, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of these transactions helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

The non-GAAP financial measure described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure. In addition, as noted above, the Company evaluates the non-GAAP financial measure together with the most directly comparable GAAP financial information.

ABOUT TELKONET
Telkonet, a leading United States-based energy management technology provider, offers hardware, software and services to commercial customers worldwide. The EcoSmart suite of products, which includes EcoInsight and EcoWave intelligent thermostats, the EcoGuard energy management outlet and the EcoSwitch energy-efficient light switch can be deployed in most building environments to cut utility costs and enable remote monitoring and control using the EcoCentral management platform. Telkonet’s energy management products have the power to reduce energy consumption, minimize carbon footprints and help eliminate the need for the construction of new power plants. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

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10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

ABOUT ETHOSTREAM
EthoStream is one of the largest public High-Speed Internet Access (HSIA) providers in the world, providing services to more than 5.0 million users monthly across a network of greater than 2,350 locations.  EthoStream’s EGS line of public-access gateway servers provides real-time monitoring and management of guest-access networks while its 24/7 support center is known for the highest levels of quality and service.  With a wide range of product and service offerings and one of the most comprehensive management platforms available for HSIA networks, EthoStream offers solutions for any public access location. For more information, please visit www.ethostream.com.

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

All Company, brand or product names are registered trademarks or trademarks of their respective holders.

(Tables to follow)

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
FOR THE THREE AND SIX MONTHS ENDED JUNE 30,
 (Unaudited)

	Three Months		Six Months
	2013	2012	2013	2012
Net income (loss)	$(621,510)	$157,184	$(1,033,356)	$(571,640)
Interest (income) expense, net	(18,061)	33,559	(1,423)	65,323
Provision for income taxes	-	-	280	-
Depreciation and amortization	64,729	61,478	128,847	134,076

EBITDA	(574,842)	252,221	(905,652)	(372,241)
Adjustments:
Gain on sale of product line	(41,902)	(15,408)	(41,902)	(15,408)
Stock-based compensation	83,496	138,504	85,519	174,669

Adjusted EBITDA	$(533,248)	$375,317	$(862,035)	$(212,980)

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues, net:
Product	$2,659,751	$2,401,683	$4,825,251	$3,319,612
Recurring	935,745	1,060,228	1,897,879	2,070,900
Total Net Revenue	3,595,496	3,461,911	6,723,130	5,390,512

Cost of Sales:
Product	1,848,081	1,201,855	3,277,627	1,802,664
Recurring	270,517	276,815	536,680	566,724
Total Cost of Sales	2,118,598	1,478,670	3,814,307	2,369,388

Gross Profit	1,476,898	1,983,241	2,908,823	3,021,124

Operating Expenses:
Research and development	287,291	250,501	589,433	481,065
Selling, general and administrative	1,806,351	1,495,927	3,266,944	2,927,708
Depreciation and amortization	64,729	61,478	128,847	134,076
Total Operating Expenses	2,158,371	1,807,906	3,985,224	3,542,849

Income (Loss) from Operations	(681,473)	175,335	(1,076,401)	(521,725)

Other Income (Expenses):
Interest income (expense), net	18,061	(33,559)	1,423	(65,323)
Gain on sale of product line	41,902	15,408	41,902	15,408
Total Other Income (Expense)	59,963	(18,151)	43,325	(49,915)

Income (Loss) Before Provision for Income Taxes	(621,510)	157,184	(1,033,076)	(571,640)
Provision for Income Taxes	-	-	280	-
Net Income (Loss)	(621,510)	157,184	(1,033,356)	(571,640)

Accretion of preferred dividends and discount	(127,989)	(224,113)	(300,886)	(414,866)
Net loss attributable to common stockholders	$(749,499)	$(66,929)	$(1,334,242)	$(986,506)

Net loss per common share:
Net loss attributable to common stockholders per common share– basic	$0.00	$0.00	$(0.01)	$(0.01)
Net loss attributable to common stockholders per common share – diluted	$0.00	$0.00	$(0.01)	$(0.01)

Weighted Average Common Shares Outstanding - basic	108,179,079	104,518,000	108,141,250	104,434,663
Weighted Average Common Shares Outstanding - diluted	108,179,079	104,518,000	108,141,250	104,434,663

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com